Exhibit 21.1

List of Subsidiaries of the Company (1)

Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Automotive Electronics Morocco SAS (Morocco)
Albert Trostel Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation Belgium CVA (Belgium)
Alfombras San Luis S.A. (Argentina) (94.77%)	Lear Corporation Beteiligungs GmbH (Germany)
Arada Systems, Inc. (Delaware)	Lear Corporation Canada, Ltd. (Canada)
Arada Systems Private Limited (India)	Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation China Ltd. (Mauritius)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)	Lear Corporation Czech Republic s.r.o. (Czech Republic)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation d.o.o. Beograd-Stari Grad (Serbia)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation EEDS and Interiors (Delaware)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation France SAS (France)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation GmbH (Germany)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Holdings Spain S.L. (Spain)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Italia S.r.l. (Italy)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Japan K.K. (Japan)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Macedonia DOOEL Gostivar (Macedonia)
Eagle Ottawa Asia, Ltd. (Delaware)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa Brasil Industria e Beneficiamento de Couros Ltda. (Brazil)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa China Ltd. (China)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Portugal - Componentes para Automoveis, Unipessoal, Lda. (Portugal)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Seating France Feignies SAS (France)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France SAS (France)
Eagle Ottawa S. de R.L. de C.V. (Mexico)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Eagle Ottawa U.K. Ltd. (United Kingdom)	Lear Corporation South East Asia Co., Ltd. (Thailand)
eLumigen, LLC (Delaware) (30%)	Lear Corporation Sweden AB (Sweden)
Foshan Lear FAW Sihuan Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation UK Holdings Limited (United Kingdom)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Guilford Europe Limited (United Kingdom)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford France SAS (France)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Holding Hong Kong Limited (Hong Kong)	Lear East European Operations S.a.r.l. (Luxembourg)
Guilford Mills Europe Limited (United Kingdom)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Guilford Mills Limited (United Kingdom)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Guilford Mills, Inc. (Delaware)	Lear European Holding S.L. (Spain)
Guilford Shanghai Trading Co., Ltd. (China)	Lear European Operations Corporation (Delaware)
HB Polymer Company, LLC (Delaware) (10%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Global Development, LLC (Delaware)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Industrias Lear de Argentina SrL (Argentina)	Lear International Operations S.a.r.l. (Luxembourg)
Insys - Interior Systems SA (Argentina) (5%)	Lear Korea Yuhan Hoesa (Korea)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Mexican Seating Corporation (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear North European Operations S.a.r.l. (Luxembourg)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Operations Corporation (Delaware)
Lear (Shanghai) Management Consultancy Limited (China)	Lear Oragadam Automotive India Private Limited (India)
Lear Automotive (EEDS) Tunisia Sarl (Tunisia)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Seating (Thailand) Corp. Ltd. (Thailand)

Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (95%)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive India Private Limited (India)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Automotive Morocco SAS (Morocco)	MSeat Inc. (Korea) (.186%)
Lear Automotive Operations Netherlands B.V. (Netherlands)	OOO Lear (Russia)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	PT Lear Automotive Indonesia (Indonesia)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	RevoLaze, LLC (Delaware) (20%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Rouquinet Deroy Limited (United Kingdom)
Lear Canada (Canada)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Canada Investments Ltd. (Canada)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation (Mauritius) Limited (Mauritius)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation (Nottingham) Limited (United Kingdom)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation (Shanghai) Limited (China)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation (UK) Limited (United Kingdom)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation (Vietnam) Limited (Vietnam)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Asientos S.L. (Spain)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.